PLEDGE AND SECURITY AGREEMENT

                    This Pledge and Security Agreement is made and entered into on September 20, 2010, by and between Maverick Minerals Corporation, a Nevada corporation (the “Pledgor”), and Art Brokerage, Inc., a Nevada corporation (the “Pledgee”).

W I T N E S S E T H:

THIS PLEDGE AND SECURITY AGREEMENT IS MADE AND ENTERED INTO WITH REFERENCE TO THE FOLLOWING FACTS:

          A.      Pledgor has executed and delivered to Pledgee a Loan Agreement of even date herewith (the “Loan”) in the original principal amount of $2,400,000.00.

          B.      As a condition of Pledgee making the Loan, Pledgor is required to execute and deliver this Pledge and Security Agreement for the purpose of securing the performance of the obligations of Pledgor under the Loan, as well as entering into the General Security Agreement dated as of the date hereof between the Pledgor and Pledgee (the “Security Agreement”).

          NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS AND PROMISES HEREINAFTER SET FORTH AND OTHER VALUABLE CONSIDERATION, THE PLEDGOR AND PLEDGEE AGREE AS FOLLOWS:

          1.      Defined Terms. The following terms used herein shall have the following meanings:

          “Code” means the Uniform Commercial Code from time to time in effect in the State of Nevada.

          “Collateral” means the Pledged Stock and all Proceeds.

          “Loan” means the Loan of even date herewith described above in Recital A.

          “Obligations” means all obligations of the Pledgor under the terms and conditions of the Loan.

          “Pledge and Security Agreement” means this Pledge and Security Agreement, as amended, supplemented or otherwise modified from time to time.

          “Pledged Stock” means the all the shares of capital stock of Eskota Energy Corporation, a Texas corporation (the “Corporation”), evidenced by Stock Certificate No. __ and all shares of capital stock of the Corporation hereafter acquired by Pledgor, including all certificates, options, rights, distributions (cash or otherwise), splits, warrants and other distributions issued as an addition to, in substitution or in exchange for, or on account of the Pledged Stock.

          “Proceeds” means all “proceeds” as such term is defined in Section 104.9102 of the Code in effect on the date hereof with respect to the Pledged Stock and, in any event, shall include, without limitation, all dividends or other income from the Pledged Stock, collections thereon or distributions with respect thereto.

          2.      Pledge; Grant of Security Interest. The Pledgor hereby grants to the Pledgee a first priority security interest in the Collateral, as collateral security for the prompt and complete payment and performance when due of the Obligations. Pledgor agrees to deliver to Pledgee who will act as bailee, upon execution of this Agreement, the certificate or certificates representing the Pledged Stock. Upon the acquisition by Pledgor of additional shares of the capital stock of the Corporation, Pledgor shall deliver over to Pledgee the certificate or certificates evidencing such shares together with a stock power or powers required under Section 3 hereof.

          3.      Stock Powers. Concurrently with the delivery to Pledgee of the certificates representing the Pledged Stock, the Pledgor shall deliver an undated stock power or stock powers covering such certificate or certificates, duly executed in blank, to be held by Pledgee, as bailee.

          4.      Representations and Warranties. The Pledgor represents and warrants that

                    (a)      Corporation is duly organized, validly existing and in good standing under the laws of the State of Texas;

                    (b)      that Pledgor has full power, right, authority and competence to execute, deliver and perform this Pledge and Security Agreement in accordance with its terms;

                    (c)      this Pledge and Security Agreement constitutes a legal, valid and binding obligations of the Pledgor enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally;

                    (d)      the execution, delivery and performance of this Pledge and Security Agreement by the Pledgor will not violate any provision of any applicable law or contractual obligation of the Pledgor or Corporation and will not result in the creation or imposition of any lien on any of the properties or revenues of the Pledgor or the Corporation pursuant to any applicable law or contractual obligation of the Pledgor or the Corporation, except as contemplated hereby; and

                    (e)      Pledgor owns the Pledged Stock free and clear of all liens, encumbrances or security interests, save and except for the security interest herein granted. The Pledge Stock represents 100% of the equity interest in the Corporation.

                    (f)      Pledgor is not required to obtain any consent, approval or authorization from, or to file any declaration or statement with, any governmental instrumentality or other agency or any other individual or entity in connection with, or as a condition to, the execution, delivery or performance hereof.

                    (g)      Corporation is the only subsidiary of Pledgor.

          5.      Covenants. The Pledgor covenants and agrees with the Pledgee that, from and after the date of this Pledge and Security Agreement until the Obligations are paid and performed in full:

                    (a)      Without the prior written consent of the Pledgee, the Pledgor will not (i) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, (ii) create, incur or permit to exist any lien or option in favor of, or any claim of any person with respect to, any of the Collateral, or any interest therein, except for the lien provided for by this Pledge and Security Agreement or (iii) notwithstanding any provision of this Agreement to the contrary, cause or permit the Corporation to issue additional shares of capital stock of the Corporation or options obligating the Corporation to issue additional shares of capital stock without the prior written consent of Secured Party.

                    (b)      At any time and from time to time, upon the written request of the Pledgee, and at the sole expense of the Pledgor, the Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Pledgee may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge and Security Agreement and of the rights and powers herein granted.

                    (c)      If Pledgor receives any payment or property from the Collateral in violation of the terms of this Pledge and Security Agreement, Pledgor will hold such payment or property in trust for Pledgee and forthwith pay over or deliver the same to Pledgee in the form received with appropriate endorsement or assignment in-blank to be applied in accordance with the terms hereof.

                    (d)      Pledgor agrees that if it holds at any time in the future any securities of any other entity (whether a subsidiary of Pledgor or otherwise), Pledgor will immediately enter into a Pledge and Security Agreement with Pledgee on substantially identical terms as this Agreement in order to add such securities as additional collateral for repayment of the Loan.

          6.      Cash Dividends; Voting Rights. Unless an event of default in respect of the Obligations shall occur and shall not be cured within ten (10) days after receipt by Pledgor from Pledgee of written notice of such default, the Pledgor shall be permitted to receive all cash dividends paid in the normal course of business of the Corporation in respect of the Pledged Stock and to exercise all voting and corporate rights with respect to the Pledged Stock. Pledgor hereby grants to Pledgee a proxy to vote the Pledged Stock in such event.

          7.      Possession of Stock Certificate by Bailee. In order to perfect Pledgee’s security interest in the shares of stock, Pledgee, as bailee, shall maintain physical possession of the stock certificate or certificates evidencing the Pledged Stock and stock power or powers executed by Pledgor for the benefit of Pledgee. Pledgor also authorizes Pledgee to file UCC-1 Financing Statements in the Office of the Nevada Secretary of State to evidence the security interest in the Pledged Stock to third parties. Upon performance by Pledgor of all of the Obligations, Pledgee shall deliver the stock certificate evidencing the Pledged Stock and stock power over to Pledgor. If an event of default shall occur in respect of the Obligations or a “Default” under the Loan Agreement or Security Agreement, Pledgee shall send notice of such default to Pledgor by certified mail, return receipt requested. If Pledgee does not receive notice from Pledgor that it contests that a default in respect of the Obligations has occurred within five (5) days after receipt of such notice from Pledgee, Pledgee may exercise its rights and remedies under the terms of this Pledge and Security Agreement, the Security Agreement and the Code. Pledgor and Corporation hereby authorize Pledgee to act as bailee and escrow holder in accordance with the foregoing instructions.

          In the event of a dispute between Pledgee and Pledgor as to the duties and obligations hereunder, or in the event Pledgee shall receive conflicting instructions from Pledgor as to the existence of a Default or other matters, the parties hereto expressly agree that Pledgee shall have the absolute right at its election to file an action in interpleader requiring the Pledgee and Pledgor to answer and litigate their several claims and rights among themselves and it is authorized to deposit the stock certificate or certificates evidencing the Pledged Stock and the stock power or powers held by it as bailee with the Clerk of the Court of Clark County, Nevada. As between Pledgor and Pledgee, the prevailing party in any such action shall be entitled to reimbursement from the other party for any costs, expenses and reasonable attorneys’ fees paid by such party in connection with such interpleader action.

          8.      Remedies. If an event of Default (as defined in the Loan Agreement and Security Agreement) in respect of the Obligations shall occur and shall not be cured within ten (10) days after receipt by Pledgor from Pledgee of notice of such default, the Pledgee shall be entitled to possession of the stock certificate or certificates evidencing the Pledged Stock and the stock power or powers held by Pledgee, as bailee, and may exercise, in addition to all other rights and remedies granted in this Pledge and Security Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the Code. Without limiting the generality of the foregoing, the Pledgee, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (other than the notice and opportunity to cure set forth above and any notice required to be given to the Pledgor under the Code or applicable law) may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or, to the extent permitted by law, private sale or sales, in the over-the-counter market, at any exchange, broker's board or office of the Pledgee or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Pledgee shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold. The Pledgee shall apply any Proceeds from time to time held by them and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Pledgee hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Pledgee may elect, and only after such application and after the payment by the Pledgee of any other amount required by any provision of law, including, without limitation, Section 104.9615 of the Code, need the Pledgee account for the surplus, if any, to the Pledgor. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          The security interest granted hereby is a continuing security interest and no notice of the creation or existence of any Obligation or of any renewal, extension or modification thereof need be given by Pledgee. The security interest shall continue in effect notwithstanding that from time to time no Obligations may exist. Pledgor hereby expressly waives demand, presentment, protest and notice of a dishonor on any and all of the Obligations. Pledgor hereby authorizes Pledgee to file any financing statements in the offices of the Nevada Secretary of State or any other public office (including in Texas and Canada) which Pledgee, in its discretion, deems necessary from time to time to perfect the pledge and security interest granted hereby.

          9.      Private Sales.

                    (a)      The Pledgor recognizes that the Pledgee may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. Pledgee shall not be required to cause the Collateral to be registered under any securities laws prior to the disposition thereof.

                    (b)      The Pledgor further agrees to use its reasonable efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of the Pledged Stock pursuant to this paragraph 9 valid and binding and in compliance with any and all other applicable law. Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no event of default has occurred under the Obligations.

          10.     Powers Coupled with an Interest. All authorizations and agencies herein contained with respect to the Collateral are irrevocable and are powers coupled with an interest.

          11.     Severability. Any provision of this Pledge and Security Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          12.     Paragraph Headings. The paragraph headings used in this Pledge and Security Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          13.     Waivers and Amendments; Successors and Assigns. None of the terms or provisions of this Pledge and Security Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by Pledgor and the Pledgee, provided that any provision of this Pledge and Security Agreement may be waived by the Pledgee in a letter or agreement executed by the Pledgee or by telex or facsimile transmission from the Pledgee. This Pledge and Security Agreement shall be binding upon the successors and assigns of the Pledgor and shall inure to the benefit of the Pledgee and their successors and assigns.

          14.     Notices. Any notice, demand or other document to be given, or any delivery to be made hereunder shall be effective if in writing and delivered in person and left with, or if faxed and confirmed by prepaid registered letter addressed to the attention of:

in the case of the Pledgor, addressed as follows:

MAVERICK MINERALS CORPORATION
2501 Lansdowne Avenue
Saskatoon, SK S7J 1H3

in the case of the Pledgee, addressed as follows:

ART BROKERAGE, INC.
2245 N. Green Valley Pkwy, Ste. 429
Henderson, Nevada 89014

With a copy (which copy shall not constitute notice) to:

Holland & Hart LLP,
5441 Kietzke Lane, Second Floor,
Reno, NV 89511,
Attention: David A. Garcia,
Fax: (775) 786-6179,
Email: dgarcia@hollandhart.com

Any notice, demand or other document or delivery so given or made will be deemed to have been given or made and received at the time of delivery in person or on the business day next following the date of faxing of the same. Any party hereto may from time to time by notice in writing change his or its address (or in the case of a corporate party, the designated recipient) for the purposes of this section.

          15.     Termination of Agreement. When all of the Obligations have been satisfied in full, this Pledge and Security Agreement shall terminate and the certificates evidencing the Pledged Stock and the stock power delivered to Pledgee, as bailee, by Pledgor shall be delivered over to Pledgor by Pledgee.

          16.     GOVERNING LAW/JURISDICTION. THIS PLEDGE AND SECURITY AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEVADA. PLEDGOR HEREBY CONSENTS TO THE PERSONAL JURISDICTION OF THE STATE AND FEDERAL COURTS LOCATED IN THE STATE OF NEVADA IN CONNECTION WITH ANY CONTROVERSY RELATED TO THIS PLEDGE AND SECURITY AGREEMENT, WAIVES ANY ARGUMENT THAT VENUE IN SUCH FORUMS IS NOT CONVENIENT AND AGREES THAT ANY LITIGATION INSTIGATED IN CONNECTION WITH THIS PLEDGE AND SECURITY AGREEMENT SHALL BE VENUED IN EITHER THE DISTRICT COURTS OF CLARK COUNTY, NEVADA OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF NEVADA, CLARK COUNTY DIVISION.

          17.     Attorneys' Fees. Pledgor agrees, upon the occurrence of a Default, to pay all costs of Pledgee including reasonable attorneys' fees in the collection of the Collateral and the enforcement of any of Pledgee's rights against Pledgor hereunder.

          18.     Further Assurances. Pledgor agrees that at any time and from time to time upon the written request of Pledgee, Pledgor promptly will (x) execute, deliver, and record all stock powers, financing statements and such further documents and instruments and (y) do any and all such further acts and things as Pledgee may request consistent with the provisions hereof in order to effect the purposes of this Agreement and protect the interests of Pledgee under this Agreement. Without limiting the generality of the foregoing, Pledgor agrees to promptly take such actions (or to cause its subsidiaries and its and their representatives, agents, and legal counsel) as may be requested by the Pledgee to give effect to the transactions provided for herein under the laws of any jurisdiction in which any subsidiary is incorporated, including, without limitation, jurisdictions outside the U.S.

[Signature page follows]

          IN WITNESS WHEREOF, the undersigned have caused this Pledge and Security Agreement to be duly executed and delivered as of the date first above written.

Maverick Minerals, Inc., a Nevada corporation

By:
/s/ Robert Kinloch

Its: President

“Pledgor”

Art Brokerage, Inc., a Nevada corporation

By:
/s/ Donna Rose

Its: President

“Pledgee”